                                                                  EXHIBIT 99.2

                             MATRIA HEALTHCARE, INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Matria Healthcare, Inc. ("Matria" or the "Company") and CorSolutions Medical, Inc. ("CorSolutions") after giving effect to Matria's acquisition of CorSolutions, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 14, 2005, by and among Matria, Coral Acquisition Corp. ("Merger Sub"), an indirect wholly owned subsidiary of Matria, and CorSolutions. Pursuant to the Merger Agreement, on January 19, 2006, Merger Sub merged with and into CorSolutions (the "Merger"), with CorSolutions continuing as the surviving corporation and as an indirect wholly owned subsidiary of Matria.

Matria funded the Merger with the proceeds of term loans and revolving credit loans pursuant to a credit agreement with Bank of America, N.A., as administrative agent and collateral agent, as amended, (the "First Lien Credit Facility"), and with the proceeds of a second lien term loan facility pursuant to a term loan agreement, with Bank of America, N.A., as administrative agent and collateral agent, as amended, (the "Second Lien Credit Facility" and, together with the First Lien Credit Facility, the "New Credit Facilities"). As required by the terms of the New Credit Facilities, Matria is required to use the proceeds from the sale of Facet Technologies and its foreign diabetes division to repay a portion of this debt. Accordingly, the Company will allocate a portion of the interest on the New Credit Facilities to these operations held for sale. This allocation of interest is in accordance with Emerging Issues Task Force No. 87-24 Allocation of Interest to Discontinued Operations.

The unaudited pro forma condensed combined balance sheet as of December 31, 2005, is presented as if the Merger and borrowings under the New Credit Facilities occurred on December 31, 2005. The unaudited pro forma condensed combined statement of operations of Matria and CorSolutions for the year ended December 31, 2005, is presented as if the Merger and borrowings under the New Credit Facilities had taken place on January 1, 2005, and were carried forward through December 31, 2005.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon a preliminary valuation. The estimated fair values of certain assets and liabilities have been determined with the assistance of an independent third-party valuation firm and such firm's preliminary work. The Company's estimates and assumptions are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation that are not yet finalized relate to identifiable intangible assets and goodwill, the fair value of unearned revenues, the fair value of consulting contract obligations assumed and the deferred tax assets and liabilities. The purchase price allocation presented herein is preliminary; accordingly, the actual purchase accounting adjustments may differ from the pro forma adjustments reflected herein.

The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the combined companies. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Matria that would have been reported had the Merger and borrowings under the New Credit Facilities been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Matria. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Matria included in our 2005 annual report on Form 10-K. Also, the unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of CorSolutions included as Exhibit 99.1 of this Amendment No. 1 to Form 8-K.

                             MATRIA HEALTHCARE, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             As of December 31, 2005
                                 (in thousands)

                                                                  Historical as of
                                                                  December 31, 2005
                                                            ---------------------------           Pro Forma         Pro Forma
                                                             Matria          CorSolutions      Adjustments (1)      Combined
                                                            ---------        ------------      ---------------     -----------
ASSETS
Current assets:
    Cash and cash equivalents                               $  22,758         $  44,598        $ (50,756)  (a)     $    16,600
    Restricted cash                                               550                 -                -                   550
    Trade accounts receivables, net                            33,996            14,205                -                48,201
    Assets held for sale                                      132,455                 -                -               132,455
    Prepaid expenses and other current assets                   6,588             5,765                -                12,353
    Deferred income taxes                                       8,629             9,470           (4,273)  (f)          13,826
                                                            ---------         ---------        ---------           -----------
        Total current assets                                  204,976            74,038          (55,029)              223,985

Property and equipment, net                                    26,430            15,360           (3,023)  (b)          38,767
Goodwill                                                       69,248               222          391,554   (c)         461,024
Other intangibles, net                                          6,935               140           55,960   (d)          63,035
Deferred income taxes, net                                     10,666                 -            8,890   (f)          19,556
Other assets                                                    4,952               198           11,019   (g)          16,169
                                                            ---------         ---------        ---------           -----------

Total assets                                                $ 323,207         $  89,958        $ 409,371           $   822,536
                                                            =========         =========        =========           ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Short term borrowings and current
        portion of long-term debt                           $   1,021         $       -        $ 127,650   (g)     $   128,671
    Accounts payable                                           10,702             3,449                -                14,151
    Liabilities related to assets held for
        sale and other discontinued operations                 31,042                 -                -                31,042
    Accrued liabilities                                        20,617            22,162           18,404   (e)          61,183
                                                            ---------         ---------        ---------           -----------

        Total current liabilities                              63,382            25,611          146,054               235,047

Long-term debt, excluding current installments                  2,099                 -          327,350   (g)         329,449
Deferred income taxes                                               -             2,157           (2,157)  (f)               -
Other long-term liabilities                                     5,788               314                -                 6,102
                                                            ---------         ---------        ---------           -----------
        Total liabilities                                      71,269            28,082          471,247               570,598

Shareholders' equity                                          251,938            61,876          (61,876)  (h)         251,938
                                                            ---------         ---------        ---------           -----------

Total liabilities and shareholders' equity                  $ 323,207         $  89,958        $ 409,371           $   822,536
                                                            =========         =========        =========           ===========

(1) See Note 3 to the unaudited pro forma condensed combined financial statements.

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

                             MATRIA HEALTHCARE, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2005
                     (in thousands, except per share data)

                                                               Historical
                                                           For the Year Ended
                                                            December 31, 2005
                                                    -------------------------------      Pro Forma               Pro Forma
                                                       Matria      CorSolutions (1)   Adjustments (2)             Combined
                                                    ------------   ----------------   ---------------            ---------
Revenues                                            $    179,231   $        124,272   $             -            $ 303,503

Cost of sales                                             72,972             24,056                 -               97,028
General and administrative                                94,656             72,811             2,482(b)(d)(i)     169,949
Provision of doubtful accounts                             3,493                (46)                -                3,447
                                                    ------------   ----------------   ---------------            ---------
 Total costs and operating expenses                      171,121             96,821             2,482              270,424
                                                    ------------   ----------------   ---------------            ---------
 Operating earnings from continuing operations             8,110             27,451            (2,482)              33,079
Interest (expense) income, net                            (1,589)               919           (25,274)(g)          (25,944)
Other income                                                 226                  -                 -                  226
                                                    ------------   ----------------   ---------------            ---------
 Earnings (loss) from continuing operations before
    income taxes                                           6,747             28,370           (27,756)               7,361
Income tax (expense) benefit                              (2,733)           (10,961)           10,797(f)            (2,897)
                                                    ------------   ----------------   ---------------            ---------
 Earnings (loss) from continuing operations         $      4,014   $         17,409   $       (16,959)           $   4,464
                                                    ============   ================   ===============            =========

Earnings per share:
 Basic                                              $       0.21                                                 $    0.24
                                                    ============                                                 =========
 Diluted                                            $       0.20                                                 $    0.22
                                                    ============                                                 =========

Weighted average common shares outstanding
 Basic                                                    18,795                                                    18,795
 Diluted                                                  19,874                                                    19,874

(1) Certain reclassifications have been made to conform CorSolutions' historical amounts to Matria's presentation.
(2) See Note 3 to the unaudited pro forma condensed combined financial statements.

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

                             MATRIA HEALTHCARE, INC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                 (in thousands)

1.    BASIS OF PRO FORMA PRESENTATION

      The unaudited pro forma condensed combined financial statements included in this Amendment No. 1 to Form 8-K are based on the historical financial statements of Matria Healthcare, Inc. ("Matria" or the "Company") and CorSolutions Medical, Inc. ("CorSolutions") after giving effect to the Company's acquisition of CorSolutions, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 14, 2005, by and among Matria, Coral Acquisition Corp. ("Merger Sub"), an indirect wholly owned subsidiary of Matria, and CorSolutions. Pursuant to the Merger Agreement, on January 19, 2006, Merger Sub merged with and into CorSolutions (the "Merger"), with CorSolutions continuing as the surviving corporation and as an indirect wholly owned subsidiary of Matria.

      Matria funded the Merger with the proceeds of term loans and revolving credit loans pursuant to a credit agreement with Bank of America, N.A., as administrative agent and collateral agent, as amended, (the "First Lien Credit Facility"), and with the proceeds of a second lien term loan facility pursuant to a term loan agreement, with Bank of America, N.A., as administrative agent and collateral agent, as amended, (the "Second Lien Credit Facility" and, together with the First Lien Credit Facility, the "New Credit Facilities"). As required by the terms of the New Credit Facilities, Matria is required to use the proceeds from the sale of Facet Technologies and its foreign diabetes division to repay a portion of this debt. Accordingly, the Company will allocate a portion of the interest on the New Credit Facilities to these operations held for sale. This allocation of interest is in accordance with Emerging Issues Task Force No. 87-24 Allocation of Interest to Discontinued Operations.

      The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the combined companies. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Matria that would have been reported had the Merger and borrowings under the New Credit Facilities been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Matria.

      The unaudited pro forma condensed combined balance sheet as of December 31, 2005, is presented as if the Merger and borrowings under the New Credit Facilities occurred on December 31, 2005. The unaudited pro forma condensed combined statement of operations of Matria and CorSolutions for the year ended December 31, 2005, is presented as if the Merger and borrowings under the New Credit Facilities had taken place on January 1, 2005, and were carried forward through December 31, 2005. In accordance with regulations promulgated by the Securities and Exchange Commission, the unaudited pro forma condensed combined statement of operations excludes the results of discontinued operations.

      The estimated total purchase price of CorSolutions is as follows:

Purchase price consideration, excluding cash acquired    $ 445,000
Acquisition related transaction costs                        5,139
                                                         ---------

Total estimated preliminary purchase price               $ 450,139
                                                         =========

      Under business combination accounting, the total preliminary purchase price will be allocated to CorSolutions' net tangible and identifiable intangible assets based on their estimated fair values. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon a preliminary valuation. The estimated fair values of certain assets and liabilities have been determined with the assistance of an independent third-party valuation firm and such firm's preliminary work. The Company's estimates and assumptions are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation which are not yet finalized relate to identifiable intangible assets and goodwill, the fair value of unearned revenues, the fair value of consulting contract obligations assumed and the deferred tax assets and liabilities. The purchase price allocation presented herein is preliminary; accordingly, the actual purchase accounting adjustments may differ from the pro forma adjustments reflected herein.

      Based upon a preliminary valuation, the total preliminary purchase price was allocated as follows:

Preliminary estimated purchase price allocation (excluding cash acquired):
 Net tangible liabilities                                                    $   (11,824)
 Amortizable intangible assets                                                    56,100
 Goodwill                                                                        391,776
 Net deferred tax asset                                                           14,087
                                                                             -----------

Total preliminary estimated purchase price allocation                        $   450,139
                                                                             ===========

      Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired. Goodwill amounts are not amortized, but rather are tested for impairment at least annually. In the event that we determine that the value of goodwill has become impaired, we will incur an accounting charge for the amount of impairment during the fiscal quarter in which such determination is made.

      Amortizable identifiable intangible assets acquired consist of customer contracts, developed technologies and tradenames. Matria expects to amortize these identifiable intangible assets on a straight-line basis over seven to ten years. The preliminary estimated fair value of identifiable intangible assets was determined based on an independent third-party preliminary valuation.

      Except for adjustments to property and equipment, and accrued liabilities, net tangible liabilities were valued at their respective carrying amounts, as we believe that these amounts approximate their current fair values.

      Property and equipment was recorded at its current estimated fair values based on a third-party preliminary valuation. The depreciation related to the fair value adjustment is reflected in the pro forma condensed combined statement of operations.

      Accrued liabilities adjustments include adjustments to unearned revenues, restructuring reserves and transaction costs incurred by CorSolutions.

      Unearned revenue represents billings in excess of revenues earned. Unearned revenues are primarily due to performance-based fees subject to refund that have not been recognized as revenues because either 1) data from the customer is insufficient to measure performance; or 2) interim performance measures indicate that certain financial cost savings and clinical performance criteria have not been met. The preliminary fair value of unearned revenues primarily represents an amount for which certain financial cost savings and clinical performance criteria currently are not being met or are anticipated not to be met. In accordance with business purchase accounting, unearned revenues were reduced by approximately $3.0 million for unearned revenues that had not been recognized as revenue because data from the customer was insufficient or incomplete to measure performance. Had the Merger not taken place, these revenues would have been recognized in future periods when sufficient data was received and such performance criteria were met.

      Restructuring reserves include the severance costs related to certain CorSolutions' employees, and costs associated with terminating certain procurement and service agreements of CorSolutions.

      Transaction costs incurred by CorSolutions include costs incurred by CorSolutions as a direct result of the Merger.

      Net deferred income taxes include tax effects of fair value adjustments related to identifiable intangible assets, property and equipment, unearned revenues, restructuring reserves and stock option deductions resulting from the Merger. Upon the finalization of the combined Company's legal entity structure and the restructuring plans, additional adjustments to deferred income taxes may be required.

2. NEW CREDIT FACILITIES

      In conjunction with the acquisition of CorSolutions, the Company closed the New Credit Facilities with Bank of America, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto. The New Credit Facilities provide for borrowings of up to an aggregate of $485,000, which includes both term loans and a revolving credit facility and is comprised of a First Lien Credit Facility and a Second Lien Credit Facility. The New Credit Facilities replaced the Company's existing revolving credit facility.

      The First Lien Credit Facility consists of a $265,000 Term Loan B facility (the "Term B Facility"), a $125,000 Term Loan C facility (the "Term C Facility"), and a $30,000 revolving credit facility (the "Revolving Credit Facility"). The maturity date for the Term B Facility is January 19, 2012; the maturity date for the Term C Facility is January 19, 2007, and the maturity date for the Revolving Credit Facility is January 19, 2011. Amounts borrowed under the Term B Facility and the Term C Facility accrue interest at a fixed spread over the Eurodollar Rate or the prime rate, at the Company's option. Amounts borrowed under the Revolving Credit Facility accrue interest at a variable spread over the Eurodollar Rate or the prime rate, at the Company's option, with the applicable spread determined by reference to Matria's consolidated leverage ratio.

      The Second Lien Credit Facility consists of an $65,000 second lien term loan facility. The maturity date for the Second Lien Credit Facility is July 19, 2012. Amounts borrowed under the Second Lien Credit Facility accrue interest at a fixed spread over the Eurodollar Rate or the prime rate, at the Company's option.

      Amounts borrowed under the New Credit Facilities are fully and unconditionally guaranteed on a joint and several basis by substantially all of the subsidiaries of the Company. Amounts borrowed under the First Lien Credit Facility are secured by a first priority lien on substantially all of the assets of the Company and the subsidiary guarantors, and amounts borrowed under the Second Lien Credit Facility are secured by a second priority lien on such assets.

      The New Credit Facilities contain various representations, warranties and affirmative, negative and financial covenants customary for financings of this type. The negative covenants include, without limitation, certain limitations on transactions with affiliates, liens, making investments, the incurrence of debt, sales of assets, and changes in business. The financial covenants contained in both of the New Credit Facilities include a consolidated leverage ratio and a consolidated fixed charges coverage ratio. The First Lien Credit Facility also contains a consolidated first lien leverage ratio.

      The New Credit Facilities also contain customary events of default, including, without limitation, events of default arising out of nonpayment of principal, interest, or fees; material misrepresentations; default in the performance of any negative or financial covenant; default in the performance of any other term or covenant if uncured for 30 days; bankruptcy or insolvency; unstayed judgments; or cross-defaults to monetary default of other indebtedness. If an event of default occurs, the lenders may terminate the commitment to make revolving credit loans under the First Lien Credit Facility and declare the amounts outstanding under the New Credit Facilities, including all principal, accrued interest and unpaid fees, payable immediately.

      The Company intends to use the net proceeds from the sales of two of its subsidiaries, Facet Technologies, LLC and its German diabetes supply business, to repay a portion of this debt, as required by certain terms of the New Credit Facilities.

      See note 3(g) for pro forma adjustments to reflect the issuance of debt and related debt issuance costs.

3. PRO FORMA ADJUSTMENTS

      Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to CorSolutions' net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments. In addition, pro forma adjustments are necessary to reflect the amount of debt used to finance the Merger and to reflect the related interest expense and amortization of the debt underwriting fees.

      No pro forma adjustments were required to conform CorSolutions' accounting policies to Matria's accounting policies. Certain reclassifications have been made to conform CorSolutions' historical amounts to Matria's presentation.

      The following table summarizes the pro forma adjustments for (1) the purchase price allocation and (2) the issuance of debt.

                                                                                Pro Forma Adjustments
                                                      -----------------------------------------------------------------------
                                                         Purchase Price             Issuance of
                                                           Allocation                  Debt                    Total
                                                          Adjustments               Adjustments             Adjustments
                                                      --------------------      ------------------     ----------------------
ASSETS
Current assets:
    Cash and cash equivalents                           $ (494,737)     (a)       $   443,981    (a)     $  (50,756)     (a)
    Deferred income taxes                                   (4,273)     (f)                 -                (4,273)     (f)
                                                        ----------                -----------            ----------
       Total current assets                               (499,010)                   443,981               (55,029)

Property and equipment, net                                 (3,023)     (b)                 -                (3,023)     (b)
Goodwill                                                   391,554      (c)                 -               391,554      (c)
Other intangibles, net                                      55,960      (d)                 -                55,960      (d)
Deferred income taxes, net                                   8,890      (f)                 -                 8,890      (f)
Other assets                                                     -                     11,019    (g)         11,019      (g)
                                                        ----------                -----------            ----------

Total assets                                            $  (45,629)               $   455,000            $  409,371
                                                        ==========                ===========            ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Short term borrowings and current
       portion of long-term debt                        $        -                $   127,650    (g)     $  127,650      (g)
    Accrued liabilities                                     18,404      (e)                 -                18,404      (e)
                                                        ----------                -----------            ----------
       Total current liabilities                            18,404                    127,650               146,054

Long-term debt, excluding current installments                   -                    327,350    (g)        327,350      (g)
Deferred income taxes                                       (2,157)     (f)                 -                (2,157)     (f)
                                                        ----------                -----------            ----------
       Total liabilities                                    16,247                    455,000               471,247

Shareholders' equity                                       (61,876)     (h)                 -               (61,876)     (h)
                                                        ----------                -----------            ----------
Total liabilities and shareholders' equity              $  (45,629)               $   455,000            $  409,371
                                                        ==========                ===========            ==========

STATEMENT OF OPERATIONS
Revenues                                                $        -                $         -            $        -

Cost of sales                                                    -                          -                     -
General and administrative                                   2,482   (b)(d)(i)              -                 2,482   (b)(d)(i)
Provision of doubtful accounts                                   -                          -                     -
                                                        ----------                -----------            ----------
    Total costs and operating expenses                       2,482                          -                 2,482
                                                        ----------                -----------            ----------
    Operating earnings from continuing operations           (2,482)                         -                (2,482)
Interest (expense) income, net                                   -                    (25,274)   (g)        (25,274)     (g)
Other income                                                     -                          -                     -
                                                        ----------                -----------            ----------
    Earnings (loss) from continuing operations
         before income taxes                                (2,482)                   (25,274)              (27,756)
Income tax (expense) benefit                                   965      (f)             9,832    (f)         10,797      (f)
                                                        ----------                -----------            ----------
    Earnings (loss) from continuing operations          $   (1,517)               $   (15,442)           $  (16,959)
                                                        ==========                ===========            ==========

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a. Adjustments to record the estimated preliminary purchase price and issuance of debt:

                                                                                  Increase
                                                                                 (Decrease)
                                                                                 ----------
Cash proceeds from issuance of debt                                               $ 455,000
Payment of debt underwriting fees and other debt issuance costs                     (11,019)
Payment of estimated preliminary purchase price                                    (450,139)
Payment for cash acquired                                                           (44,598)
                                                                                  ---------
Total change in cash                                                              $ (50,756)
                                                                                  =========

b. Adjustments to record the difference between the preliminary estimate of the fair value and the historical amount of CorSolutions' property and equipment and the resulting adjustment to depreciation expense:

                         Historical    Preliminary                 Decrease in     Useful
                           Amount,        Fair                       Annual         Life
                            Net          Value        Decrease    Depreciation    (Years)
                         -----------   -----------   ----------   ------------    -------
Property and equipment   $    15,360   $    12,337   $    3,023   $    2,163        1 - 7

c.    Adjustments to reflect the preliminary estimate of fair value of goodwill:

                         Historical       Preliminary
                           Amount,           Fair
                            Net              Value        Increase
                         ----------       -----------     ---------
Goodwill                 $      222       $   391,776     $ 391,554

d. Adjustments to reflect the preliminary estimate of the fair value of amortizable intangible assets and the resulting increase in amortization expense:

                                                                         Increase
                         Historical    Preliminary                    (Decrease) in         Useful
                          Amount,          Fair         Increase          Annual              Life
                            Net           Value        (Decrease)      Amortization         (Years)
                        -----------    -----------    ------------     -------------        -------
Customer contracts      $         -    $    46,900    $     46,900     $      4,690             10
Developed technology              -          7,700           7,700            1,100              7
Tradename                         -          1,500           1,500              214              7
Other                           140              -            (140)            (186)             -
                        -----------    -----------    ------------     ------------
                        $       140    $    56,100    $     55,960     $      5,818
                        ===========    ===========    ============     ============

e.    Adjustments to accrued liabilities:

                                                                      Preliminary
                                                        Historical       Fair
                                                          Amount         Value         Change
                                                        ----------    -----------     --------
Unearned revenue                                        $   11,641    $     7,731     $ (3,910)
Transaction costs incurred by CorSolutions                                              12,182
Restructuring costs associated with CorSolutions                                        10,132
                                                                                      --------
Total adjustments to accrued liabilities                                              $ 18,404
                                                                                      ========

f.    Adjustments to deferred income taxes:

Decrease to current asset portion of "Deferred income taxes"               $ (4,273)

Increase to long-term asset portion of "Deferred income taxes"             $  8,890

Decrease to long-term liability portion of "Deferred income taxes"         $ (2,157)

Income tax benefit of pro forma adjustments                                $ 10,797

g. Adjustments to reflect issuance of debt, underwriting fees and related interest and amortization expense:

Increase to "other assets" for debt underwriting fees                                  $  11,019

Increase to "current installments of long-term debt" for debt issuance                 $ 127,650

Increase to "long-term debt, excluding current installments" for debt issuance         $ 327,350

Increase in annual interest and amortization expense due to issuance of debt (1)       $  25,274

(1) Does not include the portion of interest that has been allocated to discontinued operations under Emerging Issues Task Force (EITF) 87-24 Allocation of Interest to Discontinued Operations. EITF 87-24 permits interest on debt that is required to be repaid as a result of a disposal transaction to be allocated to discontinued operations.

h.    Adjustments to shareholders' equity:

                                                                    Decrease
                                                                    --------
To eliminate CorSolutions' historical shareholders' equity          $ 61,876

i. Adjustment to eliminate CorSolutions' transaction costs directly related to the Merger:

                                                                                Decrease
                                                                                --------
To eliminate CorSolutions' transaction costs directly related to the Merger     $  1,173

4.    NON-GAAP FINANCIAL MEASURES

      Included in CorSolutions' statement of operations for the year ended December 31, 2005, are certain non-recurring expenses totaling approximately $5.8 million. These expenses are primarily related to transaction costs of $1.2 million directly related to the Merger, severance costs of approximately $1.4 million, legal expenses of approximately $3.5 million and other nonrecurring items of $(0.3). The non-recurring severance costs relate to the termination of two executives. The non-recurring legal expenses relate to the defense and settlement of certain litigation.

      In connection with Matria's announcement of the acquisition of CorSolutions on December 15, 2005, Matria included forecasts for CorSolutions' 2005 operating profits and EBITDA of $32 million and $38 million, respectively. These forecasted amounts excluded the non-recurring expenses above which Matria believes are related to unusual amounts that are not likely to recur regularly or in predictable amounts. In order to reconcile these projected amounts to the results reported in CorSolutions' statement of operations for the year ended December 31, 2005, Matria has included the following reconciliations of such non-GAAP financial measures to the applicable GAAP measures:

      RECONCILIATION OF CORSOLUTIONS' OPERATING INCOME TO OPERATING INCOME EXCLUDING NON-RECURRING COSTS

                                                                   2005
                                                               ------------
Operating income                                               $     27,451

Non-recurring costs                                                   5,843
                                                               ------------

Operating income excluding non-recurring costs                 $     33,294
                                                               ============

      RECONCILIATION OF CORSOLUTIONS' NET INCOME TO EBITDA EXCLUDING NON-RECURRING COSTS

                                                                   2005
                                                               ------------
Net income                                                     $     17,409

Income tax expense                                                   10,961
Interest income                                                        (919)
Depreciation and amortization                                         6,576
Non-recurring costs                                                   5,843
                                                               ------------

EBITDA excluding non-recurring costs                           $     39,870
                                                               ============